EXHIBIT 6(a)
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                      IBF VI - SECURED LENDING CORPORATION,

                                    AS ISSUER

                                       AND

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

                                   AS TRUSTEE



                               -------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 27, 2001

                              --------------------



                                   $50,000,000


                       CURRENT INTEREST SUBORDINATED BONDS


                          ACCRETION SUBORDINATED BONDS


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




                          FIRST SUPPLEMENTAL INDENTURE
                          ----------------------------


         This First Supplemental Indenture (this "Supplemental Indenture"), dated as of December 27, 2001, is by and between IBF VI - SECURED LENDING CORPORATION, a Delaware corporation (herein called the "Company"), having its principal office at 1733 Connecticut Avenue, N.W., Washington, DC, and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York banking organization (herein called the "Trustee").

                                    RECITALS
                                    --------

         WHEREAS, the Company and the Trustee have entered into an Indenture dated as of August 23, 2000 (the "Indenture"), pursuant to which the Company proposes to issue an aggregate of $50,000,000 in principal amount of its Current Interest Subordinated Bonds and Accretion Subordinated Bonds;

         WHEREAS, the text of Section 1.01 of the Indenture states that the Maturity Date (as such term is defined in the Indenture) may occur no later than December 31, 2007;

         WHEREAS, it is the intention of the parties to the Indenture that such provision be amended to state that the Maturity Date may occur no later than December 31, 2008, with respect to Securities issued on or after January 1, 2002;

         WHEREAS, it is the intention of the parties to the Indenture to make a conforming change to the table in Section 3.05 of the Indenture relating to the penalties applicable to redemption at the option of Securityholders;

         WHEREAS, Section 9.01(v) of the Indenture permits the Company and the Trustee to enter into one or more indentures supplemental to the Indenture, without the consent of any Securityholders, in order to, among other things, "make any other change that does not adversely affect the rights of any Securityholders hereunder";

         WHEREAS, the amendment of the definition of Maturity Date and the conforming change to Section 3.05 of the Indenture will not adversely affect the rights of any Securityholders;

         WHEREAS, the Company wishes to enter into this Supplemental Indenture to amend such provisions; and

         WHEREAS, the Trustee is willing to enter into this Supplemental Indenture to amend such provisions;

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the parties hereto agree as follows:

         1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         2. Effectiveness. This Supplemental Indenture shall be effective upon the execution and delivery hereof by the parties hereto.

         3. Amendment of Section 1.01. The definition of "Maturity Date" in
Section 1.01 is amended to read in its entirety as follows: "Maturity Date means the date set forth in the related Prospectus supplement and transaction statement, but in no event (i) later than December 31, 2007 with respect to Securities issued on or prior to December 31, 2001, and (ii) in no event later than December 31, 2008 with respect to Securities issued on or after January 1, 2002."

         4. Amendment of Section 3.05. Section 3.05 shall be amended by adding the following after the table at the conclusion of the current Section 3.05:

Notwithstanding the preceding paragraph (including the preceding table), for bonds sold on or after July 23, 2001, the following redemption penalties shall apply in lieu of those in the above table:


                                                                                 Redemption Penalty
Date of Redemption                                                        (percentage of Principal amount)
---------------------------------------------------------       ------------------------------------------------------
December of first year after issuance and following June                                 10%
December of second year after issuance and following June                                 9%
December of third year after issuance and following June                                  8%
December of fourth year after issuance and following June                                 7%
December of fifth year after issuance and following June                                  6%


         5.       Miscellaneous.
                  -------------

                  (a) The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Supplemental Indenture and the consummation of the transactions contemplated hereby.

                  (b) This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof.

                  (c) This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

                  (d) Except as expressly amended hereby, all terms and provisions of the Indenture shall continue to be and shall remain in full force and effect, and the Securtiyholders shall be entitled to all of the benefits thereof. This Supplemental Indenture shall not constitute a novation of the Indenture, but shall constitute an amendment thereof.

                  (e) The section headings contained herein are for convenience only and shall not affect the construction hereof.

                  (f) This Supplemental Indenture may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this First Supplemental Indenture to be duly executed as of the date and year first above written.


ATTEST:                             IBF VI - SECURED LENDING CORPORATION


/s/  Robert Porco                          By: /s/ Simon A. Hershon
----------------------------               -------------------------------------
Name: Robert Porco                             Name:  Simon A. Hershon
Title: Senior Vice President                   Title:    Chief Executive Officer


ATTEST:                             CONTINENTAL STOCK TRANSFER & TRUST COMPANY

/s/ H.R. Drews                             By: /s/ Steven Nelson
---------------------------                -------------------------------------
Name: H.R. Drews                                Name: Steven Nelson
Title: Senior Trust Officer                     Title:  Chairman